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                                                                   EXHIBIT 10.1

                                  LEASE BETWEEN
JOHN & SUSAN SOBRATO 1979 REVOCABLE TRUST & FLEXTRONICS INTERNATIONAL USA, INC..

Section                                                             Page #
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Parties....................................................            1
Premises...................................................            1
Use........................................................            1
Term and Rental............................................            1
         Rental Adjustment.................................            2
Security Deposit...........................................            2
Late Charges...............................................            3
Construction and Possession................................            3
         Building Shell Construction.......................            3
         Tenant Improvement Plans..........................            3
         Preliminary Cost Estimates........................            4
         Final Pricing.....................................            4
         Change Orders.....................................            4
         Building Shell Costs..............................            5
         Tenant Improvement Costs..........................            5
         Construction......................................            5
         General Contractor Overhead & Profit..............            6
         Insurance/Indemnity...............................            6
         Punch List & Warranty.............................            6
         Other Work by Tenant..............................            6
Acceptance of Possession and Covenants to Surrender........            7
Uses Prohibited............................................            7
Alterations and Additions..................................            8
Maintenance of Premises....................................            8
Hazard Insurance...........................................            9
         Tenant's Use......................................            9
         Landlord's Insurance..............................            9
         Tenant's Insurance................................            9
         Waiver............................................           10
Taxes......................................................           10
Utilities..................................................           11
Abandonment................................................           11



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Free From Liens....................................................      11
Compliance With Governmental Regulations...........................      11
Toxic Waste and Environmental Damage...............................      12
         Tenant's Responsibility...................................      12
         Tenant's Indemnity Regarding Hazardous Materials..........      12
         Actual Release by Tenant..................................      13
         Environmental Monitoring..................................      13
Indemnity..........................................................      14
Advertisements and Signs...........................................      14
Attorney's Fees....................................................      14
Tenant's Default...................................................      14
         Remedies..................................................      15
         Right to Re-enter.........................................      16
         Abandonment...............................................      16
         No Termination............................................      16
Surrender of Lease.................................................      16
Habitual Default...................................................      16
Landlord's Default.................................................      17
Notices............................................................      17
Entry by Landlord..................................................      17
Destruction of Premises............................................      18
         Destruction by an Insured Casualty........................      18
         Destruction by an Uninsured Casualty......................      18
Assignment or Sublease.............................................      18
         Consent by Landlord.......................................      18
         Assignment or Subletting Consideration....................      19
         No Release................................................      20
         Effect of Default.........................................      20
Condemnation.......................................................      20
Effects of Conveyance..............................................      21
Subordination......................................................      21
Waiver.............................................................      22
Holding Over.......................................................      22
Successors and Assigns.............................................      22
Estoppel Certificates..............................................      22
Option to Extend the Lease Term....................................      23
         Grant and Exercise of Option..............................      23
         Determination of Fair Market Rental.......................      23
         Resolution of a Disagreement over the Fair Market Rental..      24
Options............................................................      24
Quiet Enjoyment....................................................      25



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Brokers............................................................      25
Landlord's  Liability..............................................      25
Authority of Parties...............................................      25
Transportation Demand Management programs..........................      25
Dispute Resolution.................................................      25
Lease Guaranty.....................................................      26
Miscellaneous Provisions...........................................      26
         Rent......................................................      26
         Management Fee............................................      26
         Performance by Landlord...................................      26
         Interest..................................................      26
         Rights and Remedies.......................................      26
         Survival of Indemnities...................................      26
         Severability..............................................      26
         Choice of Law.............................................      27
         Time......................................................      27
         Entire Agreement..........................................      27
         Representations...........................................      27
         No Presumption Against Drafter............................      27
         Headings..................................................      27
         Exhibits..................................................      27
EXHIBIT A - Premises, Building & Project...........................      28
EXHIBIT B - Shell Plans and Specifications.........................      29
EXHIBIT C - Building Shell Definition..............................      30
EXHIBIT D - Tenant Improvement Plans and Specifications............      32
EXHIBIT E - Guaranty of Lease......................................      33




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       1. PARTIES: THIS LEASE, is entered into on this 19th day of November,
1996, between the JOHN AND SUSAN SOBRATO 1979 REVOCABLE TRUST, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and FLEXTRONICS INTERNATIONAL USA, INC., a California Corporation, whose address is 2241 Lundy Avenue, San Jose, CA 95131, hereinafter called respectively Landlord and Tenant.

       2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of San Jose, County of Santa Clara, State of California, commonly known and designated as 2090 Fortune Drive consisting of 71,750 rentable square feet ("Building") with parking for approximately 260 cars as outlined in red on Exhibit "A". Unless expressly provided otherwise, the term Premises as used herein shall include the Tenant Improvements (defined in Section 7.B) constructed by Tenant pursuant to Section 7.B.

         3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research and development, marketing, light manufacturing, storage and other incidental uses. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

       4. TERM AND RENTAL: The term ("Lease Term") shall be for one hundred twenty (120) months, commencing, on the "Commencement Date" as determined pursuant to Section 7.H, and ending one hundred twenty (120) months thereafter ("Expiration Date"). In addition to all other sums payable by Tenant under this Lease, beginning six (6) months following the Commencement Date, Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises the amount of Sixty Four Thousand Seven Hundred Ninety and No/100 Dollars ($64,790.00), which amount shall be subject to increase pursuant to Section 4.A below. Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction and without prior notice or demand, at the address specified in
Section 1 of this Lease or at such place or places as may be designated by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.



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                  A. RENTAL ADJUSTMENT: Beginning twelve (12) months after the
Commencement Date, and every twelve (12) months thereafter (an "Adjustment Date"), the then- payable Base Monthly Rent shall be subject to adjustment based on the increase, if any, in the Consumer Price Index that has occurred during the twelve (12) months preceding the then-applicable Adjustment Date. The basis for computing the adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland-San Jose area ("Index"). The Index most recently published preceding the Commencement Date for the first Adjustment (or previous Adjustment Date, as applicable), shall be considered the "Base Index". If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Base Index, the then- payable Base Monthly Rent shall be increased by multiplying the then-payable Base Monthly Rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index. On adjustment of the Base Monthly Rent, Landlord shall notify Tenant by letter stating the new Base Monthly Rent. Landlord's calculation of the Base Monthly Rent escalation shall be conclusive and binding unless Tenant objects to said calculation within thirty (30) days of Tenant's receipt from Landlord of such calculation. Landlord's failure to adjust Base Monthly Rent on an Adjustment Date shall not prevent Landlord from retroactively adjusting Base Monthly Rent at any subsequent time during the Lease Term. If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

       5. SECURITY DEPOSIT: Concurrently with Tenant's execution of this Lease, Tenant has deposited with Landlord the sum of Sixty Four Thousand Seven Hundred Ninety and No/100 Dollars ($64,790.00) ("Security "Deposit"). Landlord shall not be required to separate the Security Deposit from Landlord's other funds and Tenant shall not be entitled to interest on the Security Deposit. If Tenant defaults with respect to any provisions of the Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use any or all of the Security Deposit towards payment of the following: (i) Base Monthly Rent or other charges in default; (ii) any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default; and (iii) any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full original amount, and shall pay to Landlord such other sums as necessary to reimburse Landlord for any sums paid by Landlord. If Tenant shall default more than three (3) times in any twelve (12) month period, irrespective of whether or not such default is cured, then the Security Deposit shall, within ten (10) days after demand by Landlord, be increased by Tenant to an amount equal to three (3) times the Base Monthly Rent.


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              The Security Deposit shall be returned to Tenant within thirty
(30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord's written notice itemizing the amounts and purposes for such deduction. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest.

       6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee when due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due. Landlord agrees to waive said late charge in the event all amounts set forth in any notice served upon Tenant by Landlord to pay rent or quit in connection with the overdue amount are paid in full by cashier's check within five (5) days after Landlord's service upon Tenant of such notice to pay rent or quit. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then the Base Monthly Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

       7. CONSTRUCTION AND POSSESSION:

                  A. BUILDING SHELL CONSTRUCTION. Landlord shall cause the shell of the Building ("Building Shell") to be constructed by independent contractors to be employed by and under the supervision of Landlord's affiliated construction company, Sobrato Construction Corporation ("General Contractor"), in accordance with the Building Shell plans and guideline specifications prepared by Arctec ("Architect") and approved by Landlord and Tenant, which are attached hereto as Exhibit "B" ("Shell Plans and Specifications"). General Contractor shall construct the Building Shell in accordance with all applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances. Landlord shall pay for all costs and expenses associated with the construction of the Building Shell. The Building Shell shall include those items set forth in the attached Exhibit "C" ("Building Shell Definition").

                  B. TENANT IMPROVEMENT PLANS. Tenant, at Tenant's sole cost and expense, has also

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hired the Architect to prepare plans and outline specifications which shall be attached hereto as Exhibit "D" ("Tenant Improvement Plans and Specifications") with respect to the construction of improvements to the interior premises ("Tenant Improvements"). The Tenant Improvements shall consist of all items not included within the scope of the Building Shell Definition. The Tenant Improvement Plans and Specifications shall be completed and submitted to Landlord by December 31, 1996 in sufficient detail to allow General Contractor to construct the Tenant Improvements. Landlord shall cause General Contractor to construct the Tenant Improvements in accordance with all Tenant Improvement Plans and Specifications. The Tenant Improvements shall become the property of Tenant upon installation and shall not be removed or altered by Tenant without the prior written consent of Landlord as provided in Section 10. Tenant shall have the right to depreciate and claim and collect any investment tax credits in the Tenant Improvements during the initial Lease Term. Upon expiration of the Lease Term or any earlier termination of the Lease, the Tenant Improvements shall become the property of Landlord and shall remain upon and be surrendered with the Premises, and title thereto shall automatically vest in Landlord without any payment therefore.

                  C. PRELIMINARY COST ESTIMATE. Within fourteen (14) days after Tenant's delivery of the Tenant Improvement Plans and Specifications to Landlord, General Contractor shall deliver to Tenant a preliminary cost estimate to construct the Tenant Improvements. The preliminary cost estimate shall contain sufficient detail for Tenant to understand the cost element of each portion of the proposed Tenant Improvements.

                  D. FINAL PRICING. Within ten (10) days after Tenant's approval of the preliminary cost estimate for the Tenant Improvements, the General Contractor shall submit to Tenant competitive bids from at least three (3) subcontractors for each aspect of the work which is to be performed. General Contractor must utilize the low bid in each case unless Tenant approves General Contractor's use of another subcontractor, and the cost of the Tenant Improvements shall be based upon construction expenses equal to the sum of the bid amounts as approved by Tenant. Upon Tenant's written approval of the contract bids, Landlord and Tenant shall be deemed to have given their respective approvals of the final Tenant Improvement Plans and Specifications on which the cost estimate was made, and General Contractor shall proceed with the construction of the Tenant Improvements in accordance with the terms of Section 7.H below. If Tenant does not specifically approve or disapprove the bids within seven (7) days, Tenant shall be deemed to have disapproved the bids.

                  E. CHANGE ORDERS. Tenant shall have the right to order changes in the manner and type of construction of the Building Shell or the Tenant Improvements. Any change order submitted by Tenant after ten (10) days from the date of issuance by the City of San Jose of a building permit for the construction of the Tenant Improvements, which causes General Contractor's construction schedule to be delayed, shall cause the Commencement Date to occur one (1) day in advance of the date the Building is Substantially Complete (as defined in Section 7.H) for each day of delay. Upon



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request and prior to Tenant's submitting any binding change order, General
Contractor shall promptly provide Tenant with written statements of the cost to implement and the time delay and increased construction costs associated with any proposed change order, which statements shall be binding on Landlord. If no time delay or increased construction cost amount is noted on the written statement, the parties agree that there shall be no adjustment to the construction cost or the Commencement Date associated with such change order. If ordered by Tenant, General Contractor shall implement such change order and the cost of constructing the Tenant Improvements shall be increased in accordance with the cost statement previously delivered by General Contractor to Tenant for any such change order.

                  F. BUILDING SHELL COSTS. Landlord shall pay all costs associated with the Building Shell.

                  G. TENANT IMPROVEMENT COSTS. The cost of Tenant Improvements shall consist of only the following to the extent actually incurred by General Contractor in connection with the construction of Tenant Improvements: construction costs, permitting costs, and Landlord overhead as described in
Section 7.I below. During the course of construction of Tenant Improvements, General Contractor may deliver to Tenant not more than once each calendar month a written request for payment which shall include and be accompanied by General Contractor's certified statements setting forth the amount requested, certifying the percentage of completion of each item for which reimbursement is requested, and certifying that the progress payment requested is due to a subcontractor of General Contractor pursuant to a contract between General Contractor and the subcontractor. Tenant shall pay General Contractor, within fifteen (15) days after Tenant's receipt of the above items, the costs incurred by General Contractor in connection with Tenant Improvements installed in the Building in accordance with the Tenant Improvement Plans and Specifications, minus the retention set forth below. Tenant shall be entitled to retain ten percent (10%) of the amount invoiced by General Contractor until the Tenant Improvements are Substantially Complete as defined in Section 7.H below. Tenant shall pay the retained balance owing to General Contractor within fifteen (15) days following the date that the Tenant Improvements are Substantially Complete. All costs for Tenant Improvements shall be fully documented to and verified by Tenant. The amounts charged to Tenant shall be limited as provided in Section 7.D above.

                  H. CONSTRUCTION. Landlord shall use its best efforts to obtain a building permit from the City of San Jose as soon as possible after Tenant's approval of the Tenant Improvement Plans and Specifications. The Building Shell and Tenant Improvements shall be deemed substantially complete ("Substantially Complete") when the Building Shell and Tenant Improvements have been substantially completed in accordance with the Shell Plans and Specifications and Tenant Improvement Plans and Specifications, as evidenced by the issuance of a certificate of occupancy or its equivalent by the appropriate governmental authority for the Building Shell and Tenant Improvements, and the issuance of a certificate by the Architect certifying that the Building Shell and Tenant Improvements have been completed in accordance with the plans.


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                  I. GENERAL CONTRACTOR OVERHEAD & PROFIT. As compensation to
General Contractor for its services related to construction of the Building Shell and Tenant Improvements, General Contractor shall receive a fee of six percent (6%) to cover all of the following: field personnel and superintendent, temporary on-site facilities, home office administration, supervision, and coordination and construction profit. Except as provided therein, Landlord or General Contractor shall not receive any other fee or payment from Tenant in connection with General Contractor's services.

                  J. INSURANCE/INDEMNITY. General Contractor shall indemnify, protect, defend and hold Tenant harmless from and against all liability, cost, expense, or damage, including attorneys fees, arising from construction of the Building Shell or Tenant Improvements; construction defects; or failure to properly construct the Building Shell or Tenant Improvements in accordance with the approved Shell Plans and Specifications or Tenant Improvement Plans and Specifications. Tenant's review and approval of plans, specifications, or any other documents shall not relieve General Contractor from its obligations under the foregoing indemnification. General Contractor shall procure (as a cost of the Building Shell) and keep in effect from the Lease execution date until Lease termination a "Broad Form" liability insurance policy in the amount of Three Million Dollars ($3,000,000.00), insuring all General Contractor's activities with respect to the Building and Premises, including Landlord's indemnity obligations under this Section 7.J. Landlord shall also procure (as a cost of the Building Shell) builder's risk insurance for the full replacement cost of the Building Shell and Tenant Improvements while the Building and Tenant Improvements are under construction, up until the date that the fire insurance policy described in Lease Section 12 is in full force and effect.

                  K. PUNCH LIST & WARRANTY. After the Building Shell and Tenant Improvements are Substantially Complete, Landlord shall cause the General Contractor to immediately correct any construction defect or other "punch list" item which Tenant brings to General Contractor's attention. All such work shall be performed so as to cause the least possible interruption to Tenant and its activities on the Premises. General Contractor shall provide a standard contractor's warranty with respect to the Premises for one (1) year from the Commencement Date. Such warranty shall exclude routine maintenance, damage caused by Tenant's negligence or misuse, and acts of God. Landlord shall assign to Tenant any manufacturer's warranties on equipment installed as a part of the construction of the Building Shell and Tenant Improvements.

                  L. OTHER WORK BY TENANT. All work not within the scope of work normally performed by the construction trades employed on the Building and not described in the Shell Plans and Specifications or Tenant Improvement Plans and Specifications, such as furniture, telephone equipment, telephone wiring and office equipment work, shall be furnished and installed by Tenant. When the construction of the Tenant Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment in the Premises can be commenced, General Contractor shall notify Tenant and shall permit Tenant and its authorized representatives and contractors access to


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the Premises before the Commencement Date for the purpose of installing Tenant's trade fixtures and equipment. Any such installation work by Tenant or its authorized representatives and contractor shall be undertaken upon the following conditions: (i) if the entry into the Premises by Tenant or its representatives or contractors interferes with or delays General Contractor's work, Tenant shall cause the party responsible for such interference or delay to leave the Premises; and (ii) its entry on the Premises shall not interfere with General Contractor's work.

         8. ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER: On the Commencement Date, Landlord shall deliver and Tenant shall accept the Premises as being in good and sanitary order, condition and repair, and shall accept the Substantially Complete Premises and the other improvements in their present condition. Within ninety (90) days after the Commencement Date, Tenant agrees to be in occupancy of at least fifty percent (50%) of the rentable square footage of the Premises.

             Tenant further agrees on Expiration Date or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted. "Good condition" means that all interior walls, floors, suspended ceilings, and carpeting within the Premises will be cleaned to the same condition as existed at the Commencement Date, normal wear and tear excepted. Tenant agrees, at its sole cost, to remove all phone and data cabling from the suspended ceiling, repair or replace broken ceiling tiles, and relevel the ceiling if required. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and fixtures not so removed shall be deemed as abandoned by Tenant. Tenant shall ascertain from Landlord within sixty (60) days before the Expiration Date whether Landlord desires to have the Premises or any parts thereof restored to their condition as of the Commencement Date, or to cause Tenant to surrender all Alterations (as defined in Section 10) in place to Landlord. If Landlord provides written notice that it shall so desire, Tenant shall, at Tenant's sole cost and expense, remove such Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof before the Expiration Date. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to extent such compliance is necessitated by the repair and restoration work. If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this Section 8, Tenant shall be deemed in a holdover tenancy pursuant to Section 34, and Tenant shall indemnify, defend, and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

         9. USES PROHIBITED: Tenant shall not commit or suffer to be committed on the Premises any waste, nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises, nor allow any sale by auction or any other use of the Premises for an unlawful purpose. Tenant shall not place any loads upon the floor, walls, or ceiling which endanger


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the structure, nor use any machinery or apparatus which will in any manner vibrate or shake the Premises, nor shall Tenant place any harmful liquids, waste materials, or hazardous materials in the drainage system or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building without Landlord's prior approval, which approval may be withheld in its sole discretion.

         10. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises ("Alterations"), or any part thereof, without obtaining Landlord's prior written consent and delivering to Landlord the proposed architectural and structural plans for all such Alterations. After obtaining Landlord's consent, Tenant shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits, and provided Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant agrees to provide Landlord written notice of the anticipated and actual start-date of the work, and a complete set of half-size (15" X 21") vellum as-built drawings. All Alterations shall be constructed in compliance with applicable buildings codes and laws. Any Alterations, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 8 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense.

         11. MAINTENANCE OF PREMISES: Tenant shall, at its sole cost, keep, maintain, repair, and replace said Premises and appurtenances and every part hereof in good and sanitary order, condition, and repair, including but not limited to the following: exterior walls, roof, glazing, caulking, sidewalks, parking areas, elevator, telephone, plumbing, electrical, HVAC systems, and all Tenant Improvements. Tenant shall provide Landlord a copy of a service contract between Tenant and: (i) a licensed air-conditioning and heating contractor providing for bi-monthly maintenance of all air conditioning and heating equipment at the Premises; and (ii) a licensed elevator maintenance contractor providing for monthly maintenance of all elevator related systems. Tenant shall pay the cost of all air conditioning, heating, and elevator equipment repairs or replacements which are excluded from such service contract or any existing equipment warranties. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements.

             Tenant shall also be responsible, at its sole cost and expense, for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if Tenant contracts, at its sole cost, with a licensed roof contractor reasonably satisfactory to Tenant and Landlord to inspect the roof membrane at least every six (6) months, with the first inspection


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due the sixth (6th) month after the Commencement Date; and Tenant performs, at
Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. Tenant agrees, at its sole cost, to water, maintain, and replace when necessary, any shrubbery and landscaping.

         12. HAZARD INSURANCE:

             A. TENANT'S USE: Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances.

             B. LANDLORD'S INSURANCE: Landlord agrees to purchase and keep in force fire, extended coverage, earthquake (at Landlord's election if commercially available), owner's liability, and 12- month rental loss insurance. The amount of the fire, extended coverage and earthquake insurance shall equal the replacement cost of the Building (not including any Tenant Improvements or Alterations paid for by Tenant from sources other than the Work Allowance) as determined by Landlord's insurance company's appraisers. Tenant agrees to pay Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant. Notwithstanding the foregoing, Tenant's obligation to pay the cost of earthquake insurance premiums shall be limited to an amount no greater than three (3) times the cost of the fire and extended coverage premiums. It is understood and agreed that Tenant's obligation under this Section will be prorated to reflect the Lease Commencement and Expiration Dates. Tenant reserves the right to provide the hazard insurance for the Premises provided (i) Tenant can obtain such insurance at a more favorable rate than Landlord; (ii) the form of coverage and insurer are satisfactory to Landlord and its lender; (iii) Landlord and its lender are named as additional insured; (iv) such insurance provides that it may not be subject to cancellation or change except after at least sixty (60) days written notice to Landlord; and (v) Tenant has delivered to Landlord a certificate of insurance evidencing such policy is in effect.

             C. TENANT'S INSURANCE: Tenant agrees, at its sole cost, to insure its personal property,

Tenant Improvements (for which it has paid from sources other than the Work Allowance), and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with combined limits for bodily injury and property damage of at least $1,000,000.00 per occurrence and a general aggregate limit of at least $5,000,000.00. Tenant's liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an "occurrence" rather than on a "claims made" basis. Tenant shall name Landlord and Landlord's lender as an additional insured and shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks.

                  D. WAIVER: Landlord and Tenant hereby waive all rights each may have against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, or to the Premises or its contents, which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above. The parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be.

         13. TAXES: Tenant shall be liable for and shall pay as additional rental, prior to delinquency, the following: (i) all taxes and assessments levied against Tenant's personal property and trade or business fixtures; (ii) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Premises or upon the occupancy of the Premises, including any substitute or additional charges which may be imposed applicable to the Lease Term; and (iii) real estate tax increases due to a sale, transfer or other change of ownership of the Premises as it appears on the City and County tax bills during the Lease Term. Tenant's obligation under this Section shall be prorated to reflect the Lease Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord's sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. Landlord agrees to promptly provide Tenant a copy of any notices received regarding an increase in the assessed value of the Premises (other than the standard 2% annual increase allowed under Proposition 13). Tenant, at its expense, shall have the right at any time to seek a reduction in the assessed valuation of the Premises or to contest any real property taxes that are to be paid by Tenant. In such event, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name, provided that Landlord is not required to bear any cost in connection therewith. If by virtue of any application or proceeding brought by or on behalf of Landlord, there results a reduction in the assessed value of the Premises during the Lease Term, Tenant agrees to reimburse Landlord for all reasonable costs incurred by Landlord in connection with such application or proceeding.

         14. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, electric, telephone, and other utilities supplied to the Premises. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or failure to furnish utilities to the Premises, and Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease. Notwithstanding the foregoing, if utility services to the Premises are interrupted for a period of thirty (30) continuous business days through no fault of Tenant, then Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby beginning on the expiration of such thirty (30) day period.

         15. ABANDONMENT: Tenant shall not vacate or abandon the Premises at any time during the Lease Term. In the event Tenant abandons, vacates or surrenders the Premises or is dispossessed by process of law or otherwise, any personal property belonging to Tenant left on the Premises shall be deemed as abandoned at the option of Landlord, except such property as may be mortgaged to Landlord.

         16. FREE FROM LIENS: Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge the lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent. If Tenant shall acquire trade fixtures, equipment, machinery or other personal property subject to a secured purchase money security interest or lease, Landlord shall, upon request from Tenant, execute a waiver of any right it may have to secure a lien against such goods or fixtures for Tenant's failure to pay rent or any other default under this Lease. Such waiver shall be in a form reasonably satisfactory to all parties.

         17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with and faithfully observe in its use of the Premises all laws, regulations and other requirements of all Municipal, County, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and

Tenant.

         18. TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

                  A. TENANT'S RESPONSIBILITY: Without the prior written consent of Landlord, Tenant shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Division 22 Title 26 of the California Code of Regulations as the same may be amended from time to time ("Hazardous Materials"). In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Tenant represents and warrants that it will do the following: (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards; (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, creating, releasing, emitting or disposing of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

                  B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Tenant shall, at its sole cost, comply with all laws pertaining to, and shall indemnify and hold Landlord harmless from, any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from the bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant or a third party through the surface soils of the Premises during the Lease Term. Tenant's indemnification and hold harmless obligations include, without limitation, the following: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; and (iii) all costs of defending such claims. Notwithstanding the foregoing, Tenant shall not be responsible for the presence of Hazardous Materials which existed prior to the Commencement Date or which come to be present from an offsite source.

                  C. ACTUAL RELEASE BY TENANT: Tenant agrees to notify Landlord of any lawsuits or orders which relate to the remedying of or actual release of Hazardous Materials on or into the soils or ground water at or under the Premises. Tenant shall also provide Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which of failure to comply with poses a foreseeable and material risk of contamination of the ground water or injury to humans (other than injury solely to Tenant, its agents and employees within the Building).

                  In the event of any release on or into the Premises or into the soil or ground water under the Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under Section 18.B of this Lease to indemnify and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

                  In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this
Section 18.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of Section 45 of this Lease.

                  D. ENVIRONMENTAL MONITORING: Landlord and its agents shall have the right to inspect, investigate, sample and monitor the Premises including any air, soil, water, ground water or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this Section 18. If Landlord discovers that Tenant is not in compliance with the terms of this Section 18, any such costs incurred by Landlord, including attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord within five (5) days following Landlord's written demand therefore.

         19. INDEMNITY: As a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify and hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises, Building, and/or Project by Tenant, its employees, contractors, agents and invitees or from the failure of Tenant to keep the Premises in good condition and repair as herein provided, except to the extent due to the active negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, its employees, contractors, agents and invitees, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

         20. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the Premises any signs not approved by the city or other governing authority. Tenant will not place or permit to be placed upon the Premises any signs, advertisements or notices without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld. Any sign placed on the Premises shall be removed by Tenant, at its sole cost, prior to the Expiration Date or promptly following the earlier termination of the lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if not so removed, then Landlord may have same so removed at Tenant's expense.

         21. ATTORNEY'S FEES: In the event a suit or alternative form of dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is severable from all other provisions of this Lease.

         22. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (i) Tenant's failure to pay any rent due under this Lease by the date such rent is due, which failure continues for five (5) days after written notice from Landlord; (ii) the abandonment or vacation of the Premises by Tenant; (iii) Tenant's failure to observe and perform any other required provision of this Lease, where such failure continues for thirty (30) days after written notice from Landlord (provided however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Tenant shall not be deemed in default if Tenant commences within such period to cure the default and thereafter diligently prosecutes the cure to completion); (iv) Tenant's making of any general assignment for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161. Any notice given by Landlord to Tenant pursuant to California Code of Civil Procedure 1161 regarding Tenant's failure to pay rent under this Lease by the date due shall provide Tenant with a period of at least ten (10) days to pay such rent or quit.

                  A. REMEDIES: In the event of any such default by Tenant, then in addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law. The term "rent", as used herein, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in (i) and (ii) above, "worth at the time of award" shall be computed by allowing interest at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (iii) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

                  B. RIGHT TO RE-ENTER: In the event of any such default by Tenant, Landlord shall have the right, after terminating this Lease, to re-enter the Premises and remove all persons and property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord in any manner permitted by law.

                  C. ABANDONMENT: If Landlord does not elect to terminate this Lease as provided in Section 22.A or 22.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord elects to so relet, rentals received by Landlord from such reletting shall be applied in the following order to: (i) the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; (ii) the payment of any cost of such reletting; (iii) the payment of the cost of any alterations and repairs to the Premises; and (iv) the payment of Base Monthly Rent due and unpaid hereunder. The residual rentals, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. In the event the portion of rentals received from such reletting which is applied to the payment of rent hereunder during any month be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

                  D. NO TERMINATION: Landlord's re-entry or taking possession of the Premises pursuant to 22.B or 22.C of this Section 22 shall not be construed as an election to terminate this Lease unless written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

         23. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing subleases or subtenancies or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

         24. HABITUAL DEFAULT: The provisions of Section 22 notwithstanding, the parties agree that if Tenant shall have defaulted in the performance of any (but not necessarily the same) term or condition of this Lease for three or more times during any 12-month period during the Lease Term, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by Tenant, which work a hardship upon Landlord and deprive Landlord of Tenant's timely performance under this Lease.

         25. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant shall not make any prepayment of rent more than one
(1) month in advance without the prior written consent of Mortgagee. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee's interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit.

         26. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in Section 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party.

         27. ENTRY BY LANDLORD: Upon prior notice to Tenant and subject to Tenant's reasonable security regulations, Tenant shall permit Landlord and his agents to enter into and upon the Premises at all reasonable times, and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes: (i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises, and (iii) performing any obligations of Landlord under the Lease including remediation of hazardous materials if determined to be the responsibility of Landlord. Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

         28. DESTRUCTION OF PREMISES:

                  A. DESTRUCTION BY AN INSURED CASUALTY: In the event of a partial destruction of the Premises during the Lease Term by a casualty for which Landlord has received insurance proceeds sufficient to repair the damage or destruction, Landlord shall repair the same to the extent of such proceeds, provided the repairs can be made within one hundred eighty (180) days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord. Landlord agrees that a dispute about this determination is a matter that may be submitted to arbitration pursuant to Section 44 hereof. Such partial destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant's business in the Premises, as reasonably determined by Landlord and Tenant. For purposes of this Section "partial destruction" is defined as destruction of no greater than one-third (1/3) of the replacement cost of the Premises, excluding the replacement cost of Tenant Improvements paid for by Tenant. If the Premises are more than partially destroyed or if the repairs cannot be made in 180 days, Landlord or Tenant may terminate this Lease within fifteen (15) days of Landlord's determination of the foregoing. In no event shall Landlord be required to replace or restore Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance, or Tenant's fixtures or personal property. With respect to a partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section, Tenant waives the provisions of Section 1932, and Section 1933, Subdivision 4, of the Civil Code of the State of California, and any other similarly enacted statute, and the provisions of this Section 28 shall govern in the case of such destruction. Tenant shall have the right to terminate this Lease immediately, notwithstanding the provisions of this Section 28.A, in the event Landlord does not complete the required repairs within one hundred eighty (180) days from the date of receipt of all governmental approvals.

                  B. DESTRUCTION BY AN UNINSURED CASUALTY: In the event of a total or partial destruction of the Premises during the Lease Term by a casualty for which Landlord has not received insurance proceeds sufficient to repair the damage or destruction, the Lease shall automatically terminate unless Landlord elects to rebuild and the damage can be repaired within one hundred eighty (180) days.

         29. ASSIGNMENT OR SUBLEASE:

                  A. CONSENT BY LANDLORD: Except as specifically provided in this Section 29, Tenant may not assign, sublet, hypothecate, or allow a third party to use the Premises without the express written consent of Landlord. In the event Tenant desires to assign this Lease or any interest herein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord executed counterparts of any agreement and of all ancillary agreements with the proposed assignee/subtenant, and a notice containing the name and address of the proposed assignee/subtenant, proposed use of the Premises, rental rate and current financial statement. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall have a fifteen (15) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) terminate this Lease as to the space so affected as of the date so specified by Tenant, in which case Tenant will be relieved of all further obligations as to such space; (ii) permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice; or (iii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 15-day period, Landlord shall be deemed to have elected option (iii) above. In the event Landlord elects option (i) above, this Lease shall expire with respect to such part of the Premises on the date upon which the proposed sublease was to commence, and from such date forward, Base Monthly Rent and Tenant's Allocable Share of all other costs and charges shall be adjusted based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises. In the event Landlord does not elect option (i) above, Landlord's written consent to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease is in form reasonably satisfactory to Landlord; (iv) Tenant reimburses Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and (vi) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord. In the event all or any one of the foregoing conditions are not satisfied, Landlord shall be considered to have acted reasonably if it withholds its consent.

                  B. ASSIGNMENT OR SUBLETTING CONSIDERATION: Any rent or other economic consideration realized by Tenant under any sublease and assignment, in excess of the rent payable hereunder and reasonable subletting and assignment costs, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve it of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                  C. NO RELEASE: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming compensation in connection with the proposed assignment or sublease.

                  D. EFFECT OF DEFAULT: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease, and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in Section 22 and 24 above. A Lease termination due to Tenant's default shall not automatically terminate an assignment or sublease then in existence; rather at Landlord's election, such assignment or sublease shall survive the Lease termination, the assignee or subtenant shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the sublease or assignment; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the subtenant or assignee, or for any acts or omissions of Tenant, its agents, employees, contractors or invitees.

         30. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser ("Vesting Date") and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event, Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder or more than twenty five percent (25%) of the Premises is effectively unusable by Tenant, this Lease shall terminate on the Vesting Date. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; but Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance, or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue, and the provisions of this Section 30 shall govern in the case of such taking.

         31. EFFECTS OF CONVEYANCE: As used in this Lease, the term "Landlord" is defined only as the owner for the time being of the Premises, so that in the event of any sale or other conveyance of the Premises or in the event of a master lease of the Premises, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the transferor shall be discharged from any further liability in reference thereto.

         32. SUBORDINATION: This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") require that this Lease be prior and superior thereto, within seven (7) days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within ten (10) days after Landlord's written request, Tenant shall execute any documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

         33. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed as a waiver of such term, covenant or condition of any subsequent breach of the same or any other term, covenant or condition. The subsequent acceptance of rent hereunder by Landlord shall not be deemed as a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord's consent to or approval of any act by Tenant which requires Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

         34. HOLDING OVER: Any holding over after the termination or Expiration Date with Landlord's consent, shall be construed as month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Tenant shall pay as Base Monthly Rent to Landlord a rate equal to one hundred thirty three percent (133%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) resulting from Tenant's failure to timely surrender the Premises to Landlord and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

         35. SUCCESSORS AND ASSIGNS: Subject to the provisions of Section 29, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all parties hereto; and all parties hereto shall be jointly and severally liable hereunder.

         36. ESTOPPEL CERTIFICATES: At any time during the Lease Term, Tenant shall, within ten (10) days following written notice from Landlord, execute and deliver to Landlord a written statement certifying, if true, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on Landlord's part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Landlord's interest in the

Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that this Lease is in full force and effect without modification, except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance. Tenant agrees to provide, within five (5) days of Landlord's request, Tenant's most recent three (3) years of audited financial statements for Landlord's use in financing the Premises or Landlord's interest therein.

         37. OPTION TO EXTEND THE LEASE TERM:

                  A. GRANT AND EXERCISE OF OPTION: Landlord grants to Tenant, subject to the terms and conditions set forth in this Section , four (4) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"). Each Option Term shall be for a period of sixty (60) months and shall be exercised, if at all, by written notice to Landlord no earlier than eighteen
(18) months prior to the Expiration Date but no later than twelve (12) months prior to the Expiration Date. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease except this Section shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be the greater of either the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, or the Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term "Fair Market Rental" is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises, as determined by the rents then being obtained for new leases of space comparable in age and quality to the Premises in the locality of the Building Fair Market Rental shall further take into account that Tenant is in occupancy and making functional use of the Premises in its then existing condition, and that no brokerage commission is payable.

                  B. DETERMINATION OF FAIR MARKET RENTAL: If Tenant exercises the Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord's determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section

37.C below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord's determination of Fair Market Rental shall be the basis for determining the Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 37.C and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to Section 37.C is greater than Landlord's determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 37.C within thirty (30) days after such determination. If the Fair Market Rental as finally determined in Section 37.C is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 37.C shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

         C. RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL: Any disagreement regarding Fair Market Rental shall be resolved as follows:

                  1. Within thirty (30) days after Tenant's response to Landlord's notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at least two (2) times at a mutually agreeable time and place, in an attempt to resolve the disagreement.

                  2. If within the 30-day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.

                  3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Rental.

                  4. All appraisers specified pursuant to this Section shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

         38. OPTIONS: All Options provided to Tenant in this Lease are personal and granted to Flextronics International and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event Tenant has multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

         39. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease and except as otherwise provided in this Lease, Tenant shall quietly have and hold the Premises for the Lease Term and any extensions thereof.

         40. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease and Tenant agrees to indemnify, defend and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant.

         41. LANDLORD'S LIABILITY: If Tenant recovers a money judgment against Landlord arising in connection with this Lease, the judgment shall be satisfied only out of Landlord's interest in the Premises, including the improvements and real property, and neither Landlord nor any of its partners, officers, directors, agents, trustees, shareholders or employees shall be liable personally for any deficiency. Tenant expressly waives all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

         42. AUTHORITY OF PARTIES: Tenant represents and warrants that it is duly formed and in good standing, and is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. At Landlord's request, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease.

         43. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Tenant agrees that the cost of TDM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be paid by Tenant. Further, any ongoing costs or expenses associated with a TDM program which are required for the Premises and not provided by Tenant, such as an on-site TDM coordinator, shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant within thirty
(30) days after demand.

         44. DISPUTE RESOLUTION: Except for the Tenant's failure to timely pay Base Monthly Rent, any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then-existing rules and practice of the judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof.

         45. LEASE GUARANTY: A material provision of the Lease and a material inducement of Landlord to enter into this Lease is the guaranty of this Lease by Flextronics International, Ltd., a Singapore Company, ("Guarantor") which is attached hereto as Exhibit "E" and made a part hereof

         46. MISCELLANEOUS PROVISIONS:

                  A. RENT: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed as rent.

                  B. MANAGEMENT FEE: Tenant shall pay Landlord a fee of one percent (1%) of the Base Monthly Rent to reimburse Landlord for property management costs related to the Premises.

                  C. PERFORMANCE BY LANDLORD: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may, without notice, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance, including interest as provided in Section 46.D below within ten (10) days of Landlord's written notice for such payment.

                  D. INTEREST: All rent due hereunder, if not paid when due, shall bear interest at ten percent (10%) per annum, accruing from the date due until the date paid to Landlord.

                  E. RIGHTS AND REMEDIES: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

                  F. SURVIVAL OF INDEMNITIES: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

                  G. SEVERABILITY: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

                  H. CHOICE OF LAW: This Lease shall be governed by and construed in accordance with California law. Venue shall be Santa Clara County.

                  I. TIME: Time is of the essence hereunder.

                  J. ENTIRE AGREEMENT: This Lease contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

                  K. REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

                  L. NO PRESUMPTION AGAINST DRAFTER: Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

                  M. HEADINGS: The headings or titles to the Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

                  N. EXHIBITS: All exhibits referred to are attached to this Lease and incorporated by reference.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

LANDLORD:  JOHN AND SUSAN SOBRATO    TENANT: FLEXTRONICS INTERNATIONAL,USA, INC.
1979 REVOCABLE TRUST                 a California Corporation


By:                                  By:
   --------------------------            ------------------------------
Its:  Trustee                        Its:
                                         ------------------------------

                   EXHIBIT "A" - PREMISES, BUILDING & PROJECT

                  EXHIBIT "B" - SHELL PLANS AND SPECIFICATIONS
                        (sheet references to be attached)

                     EXHIBIT "C" - BUILDING SHELL DEFINITION


The Building Shell shall include the following items:

1.     BUILDING STRUCTURE

         (a) All foundations to include footings, piers, caissons, pilings, grade beams, foundation walls or other building foundation components required to support the building structure.

         (b) All steel box or pipe columns, glu-lam beams, joists, purlins, web trusses, or other structural members to support the roof and roofing membrane.

         (c) Five inch (5") thick concrete slab on grade.

         (d) Exterior concrete walls that enclose the perimeter of the building, with steel reinforcing and structural connections that may be necessary or required.

         (e) Exterior glass and glazing with anodized aluminum frames, soffets and overhangs. All exterior doors, door closers and locking devices necessary for proper functioning.

         (f) 2"x4" roof panels with 1/2" plywood and roof drains.

         (g) Three (3) ply built up roofing with cap sheet by Owens-Corning, John Manville, or equal and all flashings.

         (h) Exterior painting of all concrete with Tex-Coat or Kel-Tex textural paint, all caulking of exterior concrete joints in preparation for painting.

         (i) Offsite improvements costs required by the City of San Jose to obtain a building permit.

2.     SITEWORK

         (a) All work outside the building perimeter walls shall be considered site work for the Building Shell and shall include grading, asphalt concrete, paving, landscaping, landscape irrigation, storm drainage, utility service laterals, curbs, gutters, sidewalks, specialty paving (if required, i.e. reinforced roadway section to truck doors), retaining walls, planters, parking lot and landscape lighting and other exterior lighting per code

         (b) Paving sections for automobile and truck access shall be according to the Geologic Soils Report.

         (c) All parking lot striping to include handicap spaces and signage.

         (d) Underground site storm drainage system shall be connected to the city storm system main.

3.       PLUMBING

         (a) Underground sanitary sewer laterals connected to the city sewer main in the street and stubbed to the building.

         (b) Domestic water mains connected to the city water main in the street and stubbed to the building.

         (c) Roof drain leaders and downspouts piped and connected to the site storm drainage system.

         (d) Gas lines connected to the city or public utility mains and run to gas meters adjacent to, and in close proximity to the building. Meter supplied by utility company.

4.       ELECTRICAL

         (a) A primary electrical raceway service from the street to the building, including underground conduit and transformer pads. Transformer supplied by utility company. Underground conduits and secondary feeders from transformer pads into the building.

         (b) Underground conduit from the street to the building for telephone trunk lines by Pacific Telephone.

         (c) An electrically operated landscape irrigation system, with controller, that is a complete and functioning system.

         (e) Underground conduit from the building to the main fire protection system post indicator valve (PIV) for installation of supervisory alarm wiring.

            EXHIBIT "D" - TENANT IMPROVEMENT PLANS AND SPECIFICATIONS
                        (sheet references to be attached)


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                         EXHIBIT "E" - GUARANTY OF LEASE


This Guaranty of Lease ("Guaranty") is made as of this 19th day of November, 1996 by FLEXTRONICS INTERNATIONAL, LTD., a Singapore Company, ("Guarantor") in favor of Landlord, and recites as follows:

WHEREAS, as an inducement for Landlord to enter into the Lease, Guarantor desires to guarantee the full performance of all obligations of Tenant under the Lease upon the terms set forth below.

NOW THEREFORE, in consideration of the execution of the Lease by Landlord, Guarantor unconditionally guarantee and agree as follows:

       1. GUARANTY. Guarantor, continually, directly and unconditionally hereby guarantee the full performance by Tenant of each and every term, covenant, condition and obligation of the Lease to be performed by Tenant (the foregoing obligations are hereinafter sometimes collectively referred to as the "Guaranteed Obligations"). The Guaranteed Obligations shall include, without limitation, the payment of Base Rent, Additional Rent and all other sums becoming due under the Lease and the compliance with all the provisions of the Lease which relate to Hazardous Materials.

       2. CONTINUING GUARANTY. This Guaranty is a continuing one and shall terminate only upon the full and complete performance by Tenant of all of the Guaranteed Obligations. Guarantor's liability under this Guaranty with respect to the full and unconditional performance of the Guaranteed Obligations shall continue following the termination of the Lease Term to the extent any of the Guaranteed Obligations have not otherwise been performed. Guarantor may not revoke the continuing nature of this Guaranty. In the event that Landlord should seek to enforce any of its rights provided in this Guaranty, and demand payment or performance from Guarantor, such demand and compliance thereto shall not release, extinguish, exonerate or, in any way, affect or diminish Guarantor's continuing obligations hereunder.

       3. LEASE MODIFICATIONS. This Guaranty shall continue in full force and effect as to any and all renewals, modifications, amendments or extensions of the Lease, whether or not Guarantor shall have received any notice of or consented to such renewals, modifications, amendments or extensions. No renewal, modification, amendment or extension of the Lease shall in any manner release, discharge or diminish the obligations of Guarantor hereunder. This paragraph modifies the provision of California Civil Code Section 2819. Notwithstanding the foregoing, Landlord shall give Guarantor five (5) day prior notice before Landlord's approval of any said renewal, modification, amendments or extensions of the Lease.




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         4. ASSIGNMENT BY LANDLORD. Landlord may, without notice, assign, transfer, hypothecate, encumber or otherwise dispose of, in whole or in part, any of Landlord's rights, claims or interests in the Lease, the Premises or this Guaranty. No assignment, hypothecation, encumbrance, disposition or other transfer of the Lease, the Premises or this Guaranty shall operate to extinguish or diminish, in any way, the obligations of Guarantor hereunder.

         5. ASSIGNMENT BY TENANT. This Guaranty shall continue and remain unconditionally unaffected by any assignment of the Lease by Tenant, any sublet by Tenant of the Premises, or any change in the entity comprising Tenant. Upon any assignment of the Lease or any sublet, the Guarantor shall continue to remain liable and obligated for the full performance by Tenant's successor of the Guaranteed Obligations. "Tenant" as used in this Guaranty shall include all successors and assigns of Tenant.

         6. ADDITION OR RELEASE OF SECURITY. This Guaranty shall remain in full force and effect notwithstanding the receipt by Landlord of any additional security, whether from Guarantor, Tenant or a third party, securing the performance of the Guaranteed Obligations. The release by Landlord of any security held for the performance of any of the Guaranteed Obligations shall not release, extinguish or, in any way, affect or diminish the obligations of Guarantor hereunder.

         7. LOSSES DUE TO LEASE DEFAULT. Landlord may terminate the Lease upon default by Tenant of any term, covenant or condition of the Lease. Such termination, however shall not extinguish, release or, in any way, affect or diminish the obligations of Guarantor hereunder. In no event shall Landlord be obligated to lease the Premises to Guarantor after such termination. Upon termination of the Lease, as a result of Tenant's default thereunder, this Guaranty shall extend to the payment to Landlord of all damages payable by Tenant.

         8. ACTIONS OF LANDLORD. This Guaranty shall not be released, extinguished, modified or, in any way, affected or diminished by failure, on the part of Landlord, to enforce any or all of the rights or remedies of Landlord under the Lease, or by Landlord's grant of any indulgences or extensions of time to Tenant for the performance of any of the Guaranteed Obligations. This Guaranty shall remain in full force and effect notwithstanding the failure of Landlord to insist, in any one or more instances, upon a strict performance or observance of the Guaranteed Obligations or upon the exercise of any of Landlord's rights under the Lease. Receipt by Landlord of Base Rent or other performance from Tenant, after breach by Tenant, with the knowledge of such breach, shall not be deemed a waiver of such breach. Any reference herein to any liability of Tenant shall, at the same time, refer to the obligations of Guarantor hereunder.

         9. ABILITY TO PROCEED DIRECTLY AGAINST GUARANTOR. Landlord may, at Landlord's option, proceed immediately and directly against Guarantor, jointly or severally, in order to enforce the performance of the Guaranteed Obligations under the Lease. Landlord shall give written notice to Guarantor and give Guarantor the same cure period available to Tenant upon the monetary or non-



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
monetary default of Tenant prior to proceeding against Guarantor hereunder. Landlord shall not be required to first institute suit, proceedings, or otherwise exhaust its legal remedies against Tenant.

         10. This paragraph intentionally left blank.

         11. GUARANTOR'S WAIVERS. Guarantor hereby waives (i) all defenses based upon any legal disability of Tenant or any discharge or limitation of liability of Tenant, to Landlord, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding or from any other cause; and
(ii) all rights to be exonerated hereunder pursuant to the provisions of California Civil Code Section 2819 and/or 2845 and/or 2850 and pursuant to any other statute or rule of law of similar import.

         12. STATUS OF TENANT. Guarantor represent and warrant that Tenant is under no disability in connection with the execution and delivery of the Lease and that there are no defenses to Tenant's full performance and payment of the obligations required by the Lease.

         13. GUARANTOR REMAIN LIABLE TO LANDLORD. Tenant, or any persons or entities comprising Tenant, may be released from Tenant's obligations under the Lease, without notice to Guarantor, and Guarantor shall nevertheless remain liable to Landlord under this Guaranty.

         14. ENFORCEMENT OF GUARANTY UPON DEFAULT. The enforcement of this Guaranty upon the default of Tenant shall not constitute an assignment to Guarantor, by Landlord, of any rights or claims which Landlord may have against Tenant.

         15. DUTY OF GUARANTOR/BINDING EFFECT. The obligations of Guarantor hereunder are direct, unconditional and independent of those of Tenant under the Lease. Guarantor shall punctually perform their obligations hereunder upon demand by Landlord. This Guaranty shall be binding upon the Guarantor, their respective successors and assigns.

         16. OTHER GUARANTOR. This Guaranty shall remain in full force and effect, notwithstanding that other guarantors from time to time may guarantee or otherwise become responsible for the performance of any of the terms, covenants and conditions of the Lease.

         17. RIGHT OF SET-OFF. In enforcing this Guaranty, Landlord reserves the right to set-off any claims or rights Guarantor may have against Landlord, whether or not such claims or rights arise out of the Lease or otherwise. Failure of Landlord to so set-off shall not constitute a waiver of any future rights of set-off that Landlord may exercise.

         18. RIGHTS CUMULATIVE. All rights of Landlord under this Guaranty are cumulative and are in addition to any other rights which Landlord may otherwise have.



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         19. PROVISIONS SEVERABLE. The provisions of this Guaranty are severable, and if any provision herein is invalid, the balance of this Guaranty shall remain in force and effect to the fullest extent permitted by law.

         20. CONDEMNATION. In the event that the Premises, for any reason, are condemned by a public entity, Guarantor shall have no rights or claims to any condemnation awards recovered by Landlord or Tenant therefrom.

         21. ESTOPPEL CERTIFICATE. Upon demand by Landlord, Guarantor shall deliver to Landlord and to any prospective purchaser, mortgagee and/or beneficiary under a deed of trust, or other lender designated by Landlord, an estoppel certificate, executed and acknowledged by Guarantor, to the effect that this Guaranty is in full force and effect and has not been amended or terminated. Guarantor shall also certify such other matters relating to the Lease, the Premises or this Guaranty as may be requested by a lender making a loan to Landlord or a purchaser of the Premises from Landlord if the foregoing is true.

         22. BANKRUPTCY OF TENANT. This Guaranty shall remain and continue in full force and effect, notwithstanding: (i) the commencement or continuation of any case, action, or proceeding by, against or concerning Tenant, under any federal or state bankruptcy, insolvency, or other debtor's relief law, including, without limitation: (x) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11 or 13 of such Title or under any other Chapter, or (y) a case, action or proceeding seeking Tenant's financial reorganization or an arrangement with any of Tenant's creditors; (ii) the voluntary or involuntary appointment of a receiver, trustee, keeper or other person who takes possession of substantially all of Tenant's assets or o~ any asset used in Tenant's business on the Premises, regardless of whether such appointment occurs as a result of insolvency or other cause; or (iii) the execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors.

         23. NO CONDITION PRECEDENT. This Guaranty shall not be subject to any condition precedent to the effectiveness hereof.

         24. ATTORNEYS' FEES. In the event any action or proceeding is brought to enforce any of the terms, covenants or conditions of this Guaranty; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is severable from all other provisions of this Agreement.




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         25. NOTICE PROVISION. Any notice to be delivered hereunder shall be in writing and shall be deemed delivered upon personal service or upon seventy-two
(72) hours after deposited in the U.S. Postal Service, postage prepaid, registered or certified, return receipt requested, addressed as follows:

Flextronics International, Ltd.
2241 Lundy Avenue
San Jose, CA  95131

         26. MODIFICATIONS IN WRITING. This Guaranty may not be changed, waived, discharged or terminated orally or by course of conduct, but rather only by an instrument in writing signed by the party against whom enforcement of the charge, waiver, discharge or termination is sought.

         27. CHOICE OF LAW. The parties agree that the terms of the Lease and this Guaranty of Lease were negotiated in the County of Santa Clara, State of California. This Guaranty of Lease shall be governed by and construed in accordance with the laws of the State of California. Guarantor hereby submits to the legal jurisdiction of the State of California and to the service of process of any court of the State of California. The parties agree that all disputes shall be determined by resort to the courts of California of competent jurisdiction, with venue in Santa Clara County.

         28. DESCRIPTIVE HEADINGS. Descriptive headings are for reference purposes only and shall not affect any meaning, construction or interpretation of this Guaranty.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this agreement as of November __, 1996.


GUARANTOR:  FLEXTRONICS INTERNATIONAL, LTD.

by:
    ---------------------------------

its:
    ---------------------------------





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